UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2026

Waterstone Financial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36271	90-1026709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)
414-761-1000
Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WSBF	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2026 Annual Meeting of Shareholders on May 19, 2026. The shareholders (i) elected three members of the Company's Board of Directors to serve until 2029; (ii) ratified the selection of Forvis Mazars, LLP as Waterstone Financial, Inc.'s independent registered public accounting firm; (iii) approved, in an advisory vote, the compensation of the Company's named executive officers and (iv) approved, in an advisory vote, the frequency of voting for our executive compensation. There were 18,161,733 outstanding shares eligible to vote as of March 25, 2026, the record date for the 2026 Annual Meeting. The results of the matters submitted to a vote at the Annual Meeting of Shareholders were as follows:

Proposal 1: "Election of the below named nominee to the Board of Directors of Waterstone Financial, Inc."

The following votes were cast in the proposal regarding Director Nominee:

Director Nominee	For	Withheld
Stephen Schmidt	11,296,357	668,600
Derek Tyus	11,644,708	320,249
Molly Mulroy	11,636,482	328,475

Proposal 2: "Ratification of the selection of FORVIS MAZARS, LLP as the Company's auditors for the year ending December 31, 2026."

For	Against	Abstain
14,753,029	84,156	113,581

Proposal 3: "An advisory, non-binding resolution to approve the executive compensation."

For	Against	Abstain
11,280,893	549,962	134,102

Proposal 4: "An advisory, non-binding resolution with respect to the frequency of voting for our executive compensation. "
1 Year	2 Years	3 Years	Abstain
10,611,408	50,356	1,249,023	54,170

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: May 19, 2026	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Executive Officer